EXHIBIT 10.1

NN, Inc. has amended Schedule A to the Employment Agreement (the "Employment Agreement") of the following executive officer:

Roderick Baty

The text of the Amended Schedule A is attached hereto and incorporated by reference herein.  All other terms and conditions of the Employment Agreement remain unchanged.

Amended Schedule A

    Executive's Severance Payment shall be a lump sum payment equal to:

    1.    2.5 times Executive's base salary (as of the date of Executive's termination); plus

    2.    2.0 times Executive's median bonus available at the following bonus target percentage:
       60%.